Exhibit 10.6

Loan Agreement

THIS LOAN AGREEMENT, dated as of March 18, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between The Lightstone Group, LLC, a Delaware limited liability company (the “Lender”), and Lightstone Real Estate Income Trust Inc., a Maryland corporation (the “Borrower”), provides that Lender agrees to loan to Borrower up to Thirty-Six Million and 00/100 Dollars ($36,000,000.00), on the terms provided in this Agreement (including all renewals, extensions or modifications hereof, the “Loan”).

WITNESSETH:

WHEREAS, Borrower has filed a Registration Statement on Form S-11 (Registration No. 333-200464) (the “Registration Statement”) for an initial public offering (the “IPO”) of up to 30,000,000 shares of common stock, par value $0.01 per share (“Common Shares”) in a primary offering at a price of $10.00 per Common Share, subject to the volume discounts and other special circumstances described in or otherwise provided in the Registration Statement, and up to 10,000,000 Common Shares pursuant to Borrower’s distribution reinvestment program at a price of $9.50 per Common Share;

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

1.           THE LOAN. Lender agrees quarterly, beginning with the date on which Borrower first publishes an estimated per share value of the Common Shares, to lend to Borrower in cash an amount equal to the product of (i) $10.00 minus the then-current estimated net asset value per Common Share, multiplied by (ii) the number of Common Shares outstanding, up to a total of $36.0 million.

2.           USE OF PROCEEDS. Indebtedness evidenced by this Loan will be used to increase the cash available for investment in real estate-related investments.

3.           INTEREST RATE. Principal drawn under the Loan will bear interest at a rate of 1.48% which is equal to the mid-term applicable federal rate as of March 2016. Interest will begin to accrue on the loan on the date of each quarterly draw on the loan, but no interest or principal will be due and payable to Lender until Borrower experiences a liquidation event.

4.           SUBORDINATION. Distributions in connection with Borrower’s liquidation initially will be made to holders of Borrower’s Common Shares, until holders of Borrower’s Common Shares have received liquidation distributions equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 8.0% on their respective net investments. Thereafter, Borrower will repay the outstanding principal amount and accrued interest to Lender.

5.           TERM. This Agreement, unless earlier terminated by written consent of the parties hereto, shall continue in force until the earlier of: (i) the termination of the IPO; (ii) total aggregate loan proceeds drawn under this Agreement equal $36.0 million; or (iii) Borrower’s receipt of proceeds from the IPO of $300,000,000.

6.           PREPAYMENT TERMS. Borrower may pay the principal amount outstanding under this Loan, in whole or in part, together with any accrued and unpaid interest thereon, at any time or from time to time, without penalty or premium.

7.           AMENDMENTS. No waivers, amendments or modifications of this Loan shall be valid unless in writing and signed by an officer of each party to this Agreement.

8.            MISCELLANEOUS PROVISIONS. Assignment. This Loan shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Loan are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the obligations under this Agreement. Applicable Law; Conflict Between Documents. This Loan shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws principles thereof. Jurisdiction. Lender irrevocably agrees to nonexclusive personal jurisdiction in the State of New York. Severability. If any provision of this Loan shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan. Interpretation; Captions. Any reference in this Agreement to the term “person” shall mean any individual, person or entity; as required by the context, the singular shall include the plural, the plural the singular, the neuter gender shall include the male gender and female gender and vice versa. The captions contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Loan. Posting of Payments. All payments received on business days after 2:00 p.m. EDT at the office of Borrower first shown above shall be deemed received at the opening of the next business day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction assessed or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS NOTE OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. FINAL AGREEMENT. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

16.          WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MAKER BY EXECUTION HEREOF AND SELLER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO SELLER TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN THE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE LIGHTSTONE GROUP, LLC,
a Delaware limited liability company

By:
Name: Joseph E. Teichman
Title: Executive Vice President

LIGHTSTONE REAL ESTATE INCOME TRUST INC.,
a Maryland corporation

By:
Name: Donna Brandin
Title: Chief Financial Officer